Exhibit 99.1

Southern First Reports Results for First Quarter of 2015

Greenville, South Carolina, April 28, 2015 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $2.0 million, or $0.31 per diluted share for the first quarter of 2015. In comparison, net income available to common shareholders was $1.1 million, or $0.22 per diluted share, for the first quarter of 2014.

2015 First Quarter Highlights
●	Net income to common shareholders increased 92% to $2.0 million for Q1 2015 compared to $1.1 million for Q1 2014
●	Core deposits increased 21% to $627.1 million at Q1 2015, compared to $519.9 million at Q1 2014
●	Loan balances increased 17% to $909.3 million at Q1 2015, compared to $775.8 million at Q1 2014
●	Net interest margin improved to 3.72% for Q1 2015, compared to 3.71% for Q4 2014 and 3.68% for Q1 2014
●	Total revenue increased 30% to $11.2 million for Q1 2015, compared to $8.6 million for Q1 2014

“Our team generated strong performance in the first quarter with record earnings of $2.0 million,” stated Art Seaver, the Company’s Chief Executive Officer. “Our focus on core deposits continues to generate impressive results with $42 million in growth in the first quarter of 2015.”

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2015	2014	2014	2014	2014
Earnings ($ in thousands, except per share data):
Net income	$2,028	1,983	1,826	1,566	1,250
Net income available to common shareholders	2,028	1,766	1,573	1,313	1,057
Earnings per common share, diluted	0.31	0.30	0.31	0.26	0.22
Total revenue(1)	11,211	10,567	10,051	9,588	8,613
Net interest margin (tax-equivalent)(2)	3.72%	3.71%	3.66%	3.66%	3.68%
Efficiency ratio(3)	66.55%	63.93%	60.35%	65.86%	66.98%
Balance Sheet ($ in thousands):
Loans(4)	$909,321	871,446	832,722	812,833	775,770
Core deposits(5)	627,131	585,083	557,417	536,213	519,863
Total deposits	850,310	788,907	772,760	747,369	722,412
Total assets	1,072,637	1,029,865	1,007,553	967,089	936,884
Holding Company Capital Ratios(6):
Total risk-based capital ratio	12.24%	12.42%	11.88%	11.91%	12.09%
Tier 1 risk-based capital ratio	10.99%	11.17%	10.63%	10.66%	10.84%
Leverage ratio	9.35%	9.52%	8.84%	9.01%	9.24%
Common equity tier 1 ratio(7)	9.53%	9.65%	7.57%	7.61%	7.70%
Tangible common equity(8)	7.96%	8.06%	6.19%	6.27%	6.25%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.85%	0.97%	1.14%	1.40%	1.07%
Net charge-offs as a percentage of average loans(4) (YTD
annualized)	0.06%	0.33%	0.37%	0.28%	0.27%
Allowance for loan losses as a percentage of loans(4)	1.35%	1.35%	1.36%	1.37%	1.38%
Allowance for loan losses as a percentage of nonaccrual loans	187.61%	176.72%	141.99%	90.30%	120.99%
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Noninterest expense divided by the sum of net interest income and noninterest income.
(4)	Excludes loans held for sale.
(5)	Excludes out of market deposits and time deposits greater than $100,000.
(6)	March 31, 2015 ratios are preliminary.
(7)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(8)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

Operating Results
Net interest margin for the first quarter of 2015 was 3.72%, compared to 3.71% for the prior quarter, and 3.68% for the first quarter of 2014. During the first quarter of 2015, our average interest-earning assets increased by $142.1 million, compared to the first quarter of 2014; however, the yield on our interest-earning assets declined by six basis points. In comparison, our average interest-bearing liabilities increased by $90.4 million during the first quarter of 2015, compared to the first quarter of 2014, with the respective cost declining by 9 basis points.

Noninterest income was $2.1 million and $969 thousand for the three months ended March 31, 2015 and 2014, respectively. The increase in noninterest income during the three month period ended March 31, 2015 relates primarily to increases in loan and mortgage fee income and other income, as well as a $259 thousand gain on sale of investment securities which occurred during the first quarter of 2015. A significant portion of our loan fee income relates to income derived from mortgage originations which was $1.2 million for the three months ended March 31, 2015, compared to mortgage origination income of $304 thousand for the three months ended March 31, 2014.

Noninterest expense was $7.5 million and $5.8 million for the three months ended March 31, 2015 and 2014, respectively. The increase in noninterest expense during the 2015 period relates primarily to increases in salaries and benefits and other real estate owned expenses.

During the first quarter of 2015, we recorded total credit costs of $1.4 million compared to $1.0 million during the first quarter of 2014. The $1.4 million in credit costs during the first quarter of 2015 related primarily to the $625 thousand provision for loan losses, combined with expenses of $763 thousand related to the sale and management of other real estate owned. In addition, net loan charge-offs for the first quarter of 2015 were $145 thousand, or 0.06% of average loans on an annual basis, and related primarily to two commercial relationships. Comparatively, the $1.0 million in credit costs during the first quarter of 2014 related primarily to the $1.0 million provision for loan losses, combined with $13 thousand of expenses related to the sale and management of other real estate owned. Net loan charge-offs for the first quarter of 2014 were $500 thousand, or 0.27% of average loans on an annual basis, and related primarily to two specific loans. Our allowance for loan losses was $12.2 million, or 1.35% of loans, at March 31, 2015 which provides approximately 188% coverage of nonaccrual loans, compared to $10.7 million, or 1.38% of loans, and approximately 121% coverage of nonaccrual loans at March 31, 2014.

Nonperforming assets were $9.1 million, or 0.85% of total assets, as of March 31, 2015. Comparatively, nonperforming assets were $10.0 million, or 0.97% of total assets, at December 31, 2014, and $10.0 million, or 1.07% of total assets, at March 31, 2014. Of the $9.1 million in total nonperforming assets as of March 31, 2015, nonperforming loans represent $6.5 million and other real estate owned represents $2.6 million. Classified assets improved to 20% of tier 1 capital plus the allowance for loan losses at March 31, 2015, compared to 34% at March 31, 2014.

Gross loans were $909.3 million, excluding loans held for sale, as of March 31, 2015, compared to $871.4 million at December 31, 2014, and $775.8 million at March 31, 2014. Of the $37.9 million of loan growth during 2015, $20.0 million was in the Greenville market, $11.4 million was in the Columbia market, and $6.5 million was in the Charleston market. Core deposits, which exclude out-of-market deposits and time deposits of $100,000 or more, increased to $627.1 million at March 31, 2015 compared to $585.1 million at December 31, 2014, and $519.9 million at March 31, 2014. During 2015, core deposits grew by $42.0 million with growth of $29.0 million in the Greenville market, $4.3 million in the Columbia market, and $8.7 million in the Charleston market.

Shareholders’ equity totaled $85.4 million as of March 31, 2015, compared to $83.0 million at December 31, 2014, and $69.8 million as of March 31, 2014. As of March 31, 2015, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2015-2014	December 31	September 30	June 30
(in thousands, except per share data)	2015	2014	% Change	2014	2014	2014
Earnings Summary
Interest income	$10,801	9,344	15.6%	10,560	10,253	9,790
Interest expense	1,731	1,700	1.8%	1,726	1,762	1,720
Net interest income	9,070	7,644	18.7%	8,834	8,491	8,070
Provision for loan losses	625	1,000	(37.5)%	900	1,325	950
Noninterest income	2,141	969	120.9%	1,733	1,560	1,518
Noninterest expense	7,461	5,769	29.3%	6,756	6,066	6,315
Income before provision for income taxes	3,125	1,844	69.5%	2,911	2,660	2,323
Income tax expense	1,097	594	84.7%	928	834	757
Net income	2,028	1,250	62.2%	1,983	1,826	1,566
Preferred stock dividends	-	193	(100.0)%	217	253	253
Redemption of preferred stock	-	-	-	-	-	-
Net income available to common shareholders	$2,028	1,057	91.9%	1,766	1,573	1,313

Basic weighted average common shares	6,225	4,610	35.0%	5,587	4,830	4,763
Diluted weighted average common shares	6,515	4,877	33.6%	5,840	5,046	5,037

Earnings per common share – Basic	$0.33	0.23	43.5%	0.32	0.33	0.28
Earnings per common share – Diluted	0.31	0.22	40.9%	0.30	0.31	0.26

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2015-2014	December 31	September 30	June 30
(in thousands, except per share data)	2015	2014	% Change	2014	2014	2014
Balance Sheet Highlights
Assets	$1,072,637	936,884	14.5%	1,029,865	1,007,553	967,089
Investment securities	54,033	74,707	(27.7)%	61,546	63,391	64,678
Mortgage loans held for sale	14,844	3,028	390.2%	11,765	9,372	7,189
Loans	909,321	775,770	17.2%	871,446	832,722	812,833
Allowance for loan losses	12,241	10,713	14.3%	11,752	11,305	11,103
Other real estate owned	2,570	1,148	123.9%	3,307	3,549	1,277
Noninterest bearing deposits	152,589	116,363	31.1%	139,904	131,948	123,548
Interest bearing deposits	697,721	606,049	15.1%	649,003	640,812	623,821
Total deposits	850,310	722,412	17.7%	788,907	772,760	747,369
Other borrowings	115,200	124,100	(7.2)%	135,200	139,600	127,100
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	85,353	58,533	45.8%	82,992	62,350	60,644
Preferred stock	-	11,242	(100.0)%	-	11,242	11,242
Total shareholders’ equity	85,353	69,775	22.3%	82,992	73,592	71,886
Common Stock
Book value per common share	$13.70	12.15	12.8%	13.34	12.91	12.56
Stock price:
High	18.60	13.94	33.4%	17.99	14.25	13.88
Low	15.78	13.05	20.9%	13.80	13.50	13.09
Period end	17.00	13.87	22.6%	17.02	13.94	13.46
Common shares outstanding	6,231	4,818	29.3%	6,219	4,830	4,830
Other
Return on average assets(9)	0.78%	0.56%	39.3%	0.78%	0.74%	0.65%
Return on average equity(9)	9.67%	7.35%	31.6%	9.46%	9.86%	8.80%
Loans to deposits	106.94%	107.39%	(0.4)%	110.46%	107.76%	108.76%
Team members	162	140	15.7%	158	156	151
Average Balances ($ in thousands):
Loans(4)	$891,481	753,630	18.3%	852,250	827,986	798,410
Deposits	818,275	688,809	18.8%	770,922	760,465	725,025
Assets	1,049,049	901,642	16.3%	1,005,563	979,929	942,377
Equity	85,088	69,003	23.3%	83,132	73,506	71,409
(9) Annualized based on quarterly net income.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2015	2014	2014	2014	2014
Nonperforming Assets
Commercial
Owner occupied RE	$280	322	640	671	1,191
Non-owner occupied RE	3,167	2,344	2,877	3,686	339
Construction	-	783	855	849	887
Commercial business	1,130	1,408	745	730	542
Consumer
Real estate	457	457	488	488	528
Home equity	188	188	188	-	-
Construction	-	-	-	-	-
Other	2	1	3	1	2
Nonaccruing troubled debt restructurings	1,301	1,147	2,166	5,871	5,365
Total nonaccrual loans	6,525	6,650	7,962	12,296	8,854
Other real estate owned	2,570	3,307	3,549	1,277	1,148
Total nonperforming assets	$9,095	9,957	11,511	13,573	10,002
Nonperforming assets as a percentage of:
Total assets	0.85%	0.97%	1.14%	1.40%	1.07%
Total loans	1.00%	1.14%	1.38%	1.67%	1.29%
Accruing troubled debt restructurings	$8,336	8,562	7,216	6,479	7,774

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2015	2014	2014	2014	2014
Allowance for Loan Losses
Balance, beginning of period	$11,752	11,305	11,103	10,713	10,213
Loans charged-off	(145)	(584)	(1,138)	(652)	(512)
Recoveries of loans previously charged-off	9	131	15	92	12
Net loans charged-off	(136)	(453)	(1,123)	(560)	(500)
Provision for loan losses	625	900	1,325	950	1,000
Balance, end of period	$12,241	11,752	11,305	11,103	10,713
Allowance for loan losses to gross loans	1.35%	1.35%	1.36%	1.37%	1.38%
Allowance for loan losses to nonaccrual loans	187.61%	176.72%	141.99%	90.30%	120.99%
Net charge-offs to average loans QTD (annualized)	0.06%	0.21%	0.54%	0.28%	0.27%

AVERAGE YIELD/RATE - Unaudited

		Quarter Ended
		March 31	December 31	September 30	June 30	March 31
		2015	2014	2014	2014	2014
		Yield/Rate(10)
Interest-earning assets
Federal funds sold		0.29%	0.26%	0.26%	0.27%	0.24%
Investment securities, taxable		2.61%	2.57%	2.46%	2.62%	2.88%
Investment securities, nontaxable		4.35%	4.23%	4.12%	4.14%	4.22%
Loans(11)		4.67%	4.67%	4.71%	4.68%	4.75%
Total interest-earning assets		4.43%	4.43%	4.41%	4.43%	4.49%
Interest-bearing liabilities
NOW accounts		0.18%	0.16%	0.16%	0.14%	0.16%
Savings & money market		0.35%	0.34%	0.33%	0.31%	0.30%
Time deposits		0.72%	0.73%	0.71%	0.73%	0.74%
Total interest-bearing deposits		0.46%	0.46%	0.45%	0.46%	0.47%
Note payable and other borrowings		2.87%	2.80%	3.06%	3.02%	3.07%
Junior subordinated debentures		2.42%	2.40%	2.40%	2.39%	2.42%
Total interest-bearing liabilities		0.86%	0.88%	0.91%	0.93%	0.95%
Net interest spread		3.57%	3.55%	3.50%	3.50%	3.54%
Net interest income (tax equivalent) / margin		3.72%	3.71%	3.66%	3.66%	3.68%
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2015-2014	December 31	September 30	June 30
(dollars in thousands)	2015	2014	% Change	2014	2014	2014
Noninterest income
Loan and mortgage fee income	$1,196	342	249.7%	1,039	861	613
Service fees on deposit accounts	227	213	6.6%	234	244	231
Income from bank owned life insurance	166	162	2.5%	169	169	167
Gain on sale of investment securities	259	-	100.0%	-	-	230
Other income	293	252	16.3%	291	286	277
Total noninterest income	$2,141	969	120.9%	1,733	1,560	1,518

Noninterest expense
Compensation and benefits	$4,277	3,410	25.4%	3,658	3,459	3,514
Occupancy	737	727	1.4%	743	777	730
Real estate owned activity	763	13	5769.2%	551	71	12
Data processing and related costs	585	594	(1.5)%	673	625	622
Insurance	202	192	5.2%	228	209	203
Professional fees	233	223	4.5%	228	207	294
Marketing	238	201	18.4%	184	193	197
Other	426	409	4.2%	491	525	743
Total noninterest expenses	$7,461	5,769	29.3%	6,756	6,066	6,315

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of Southern First Bank, the sixth largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.1 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com